UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 21, 2021

Green Dot Corporation
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34819	95-4766827
(Commission File Number)	(IRS Employer Identification No.)

3465 E. Foothill Blvd.
Pasadena,	California	91107	(626)	765-2000
(Address of Principal Executive Offices)			(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Class A Common Stock, $0.001 par value	GDOT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 26, 2021, Green Dot Corporation (the “Company”) announced the appointment of George Gresham, age 54, as Chief Financial Officer and Chief Operating Officer of the Company and as a member of the board of directors of the Company (the “Board”), effective October 21, 2021.
Prior to joining Green Dot, since July 2013, Mr. Gresham served as owner and Chief Executive Officer of Granite Reef Advisers, Inc., an advisory firm focused on providing third-party assistance in acquisition target evaluation and execution. Mr. Gresham previously served on the Company’s Board of Directors from May 2016 to May 2019. Mr. Gresham also previously served on the Board of Directors and as Chairman of the Audit Committee of BluePay, Inc., a provider of technology-enabled merchant processing services, from July 2013 to November 2017. He also served on the Board of Directors and as Chairman of the Audit Committee of SterlingBackcheck, Inc. from November 2014 to June 2015; as the Chief Financial Officer and Executive Vice President of NetSpend Holdings, Inc. from May 2010 through June 2013; as Chief Financial Officer and Executive Vice President of Global Cash Access, Inc. from February 2008 to May 2010; as Chief Financial Officer, Chief Administrative Officer and Executive Vice President of eFunds Corporation from May 2002 to October 2007; and in various roles at Deloitte LLP from 1991 to 2002. Since April 2017, Mr. Gresham has served on the Board of Directors of Dama Technologies. Mr. Gresham holds a B.S. in accountancy from Northern Arizona University and an M.B.A. from the Thunderbird School of Global Management.
There are no arrangements or understandings, other than the employment agreement between the Company and Mr. Gresham described below, pursuant to which Mr. Gresham was appointed as Chief Financial Officer and Chief Operating Officer of the Company and as a member of the Board and Mr. Gresham does not have any transactions reportable under Item 404(a) of Regulation S-K.
Employment Agreement with Mr. Gresham
On October 21, 2021, the Company entered into an employment agreement with Mr. Gresham in connection with his appointment as Chief Financial Officer and Chief Operating Officer, effective as of October 21, 2021. The employment agreement provides for an initial term of five years, which term will be automatically renewed for one-year periods unless otherwise terminated by the Company or Mr. Gresham. Under this agreement, Mr. Gresham is entitled to: (i) an annual base salary of $650,000 (ii) participate in the Company’s annual Executive Officer Incentive Bonus Plan, with an annual target bonus equal to 125% of base salary and a potential payout between 0% and 200% of target, which will not be less than his prorated target bonus for 2021 based on his period of service during 2021; (iii) payment of all reasonable legal fees and expenses incurred by Mr. Gresham in connection with his negotiation of the employment agreement; and (iv) indemnification as a director and officer. Beginning in 2023, Mr. Gresham will also be eligible to receive annual equity grants, at the discretion of the Compensation Committee.
In addition, pursuant to the employment agreement, the Company committed to grant Mr. Gresham an initial new hire award consisting of 300,000 stock performance-based restricted stock units that vest subject to Mr. Gresham’s continued service over three years, and also subject to the Company achieving certain stock trading prices within a three-year period (the “Stock Price PSUs”). In addition, pursuant to the employment agreement, the Company committed to grant Mr. Gresham the following initial annual equity awards: (i) performance-based restricted stock units having a grant date fair value of $2,250,000, with 25% vesting based on the Company’s achievement of the 2022 EPS target as previously established by the Compensation Committee and the remaining 75% vesting in equal annual installments over the next three years on each December 15, in each case subject to Mr. Gresham’s continued service through each vesting date (together with the Stock Price PSUs, the “PSUs”); and (ii) time-based restricted stock units having a grant date fair value of $750,000, which vest over three years in equal annual installments, subject to Mr. Gresham’s continued service through each vesting date (the “RSUs” and together with the PSUs, the “Awards”). The Awards were granted pursuant to the Green Dot Corporation 2010 Equity Incentive Plan (the “Stock Plan”).
In the event Mr. Gresham’s employment is terminated by the Company without “cause” or by Mr. Gresham for “good reason” (in each case, as defined in the employment agreement), Mr. Gresham will be entitled, subject to his execution and non-revocation of a release of claims, to the following: (i) prorated bonus for the year of termination, based on target performance, (ii) a lump sum payment equal to one times (or, in the event such termination of employment occurs, generally, within two years after a Corporate Transaction (as defined in the Stock Plan) one and one-half (1 ½) times) the sum of Mr. Gresham’s then-current base salary plus target annual bonus opportunity, (iii) a lump sum payment equal to one year (or, in the event such termination of employment occurs, within ninety days before or two years after a Corporate Transaction, two years) of COBRA premium costs, and (iv) deemed satisfaction of the service vesting conditions applicable to any outstanding Awards that would have become service-vested within 12 months after such termination, calculated if such RSUs and PSUs vest monthly (or, in the event such termination of employment occurs, generally, within ninety days before or two years after a Corporate Transaction, such service-vesting for the PSUs shall be deemed satisfied in full), subject in the case of the PSUs to the achievement of applicable performance conditions within 12 months after such termination (or, in the event such termination of employment occurs, generally, within two years after a Corporate Transaction, such performance conditions applicable to the PSUs will be deemed achieved at the greater of actual or target performance).
The employment agreement also provides that, if the compensation and benefits payable under such agreement would be subject to Sections 280G and 4999 of the Internal Revenue Code, such amounts would be reduced to the extent such reduction would place Mr. Gresham in a better net after-tax position.
The foregoing description of Mr. Gresham’s employment agreement is qualified in its entirety by the terms of such agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
The press release announcing Mr. Gresham’s appointment as Chief Financial Officer and Chief Operating Officer is furnished as Exhibit 99.1 hereto. The information set forth in Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.
    (d) Exhibits.

Exhibit Number	Description of Exhibits

10.1*	Employment Agreement between George Gresham and Green Dot Corporation dated October 21, 2021.

99.1	Press release dated October 26, 2021, announcing appointment of George Gresham as Chief Financial Officer and Chief Operating Officer

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
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*    Certain portions of this document that constitute confidential information have been redacted in accordance with Regulation S-K, Item 601(b)(10).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN DOT CORPORATION

By:	/s/ Kristina Lockwood
Kristina Lockwood
General Counsel and Secretary

Date: October 26, 2021